UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2007

US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	001-3320	20-1811472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN		55077
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (651) 355-8300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2007, US BioEnergy Corporation (the "Company") and Big River Resources, LLC ("Big River") entered into an Operating Agreement relating to Big River Resources Grinnell, LLC ("Big River Grinnell"). The Operating Agreement contains terms and conditions relating to the operation and governance of Big River Grinnell, an Iowa limited liability company formed by the Company and Big River for the purpose of developing, constructing, owning, and operating a 100 million gallon per year, natural gas-fired, dry grind ethanol production facility near Grinnell, Iowa (the "Plant"). The Company and Big River each own 50% of Big River Grinnell. In exchange for its 50% interest in Big River Grinnell, the Company contributed $4 million in cash and a build slot under the First Amended and Restated Master Agreement for Design, Engineering and Construction of Dry Grind Ethanol Production Facilities (Projects in Advanced Development) between the Company and Fagen, Inc., dated August 10, 2006. Additional capital contributions in connection with the construction of the Plant will be made as determined from time to time by the board of Big River Grinnell. The Company and Big River each have the right to designate three members to the board of Big River Grinnell. A copy of the Operating Agreement is attached hereto as Exhibit 10.1.

On February 1, 2007 Big River Grinnell and Provista Renewable Fuels Marketing, LLC ("Provista") entered into a Ethanol Marketing Agreement pursuant to which Provista will be the exclusive marketer of all ethanol produced by Big River Grinnell. Provista is paid a marketing fee based on a percentage of the ethanol sales price. The marketing fee is subject to adjustment in connection with the annual renewal of the marketing agreement. The marketing agreement has an initial term through the third anniversary date of the date the plant begins commercial operation, and thereafter will automatically renew for one-year additional terms, unless either party provides the other with ninety days written notice of non-renewal. Non-renewal or cancellation of the Ethanol Marketing Agreement triggers certain put/call rights set forth in the Operating Agreement.

CHS, Inc. and the Company each own 50% of the membership interests in Provista. Provista is managed by CHS pursuant to a management agreement. CHS currently owns approximately 22% of the Company's outstanding common stock. Jay Debertin, the Executive Vice President and Chief Operating Officer of CHS, also currently serves on the board of directors of the Company. Since CHS’s initial investment in the Company on November 17, 2005, the Company has had a number of relationships and entered into a number of transactions with CHS. For a description of these relationships and transactions, see Exhibit 99.1 attached hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Operating Agreement for Big River Resources Grinnell, LLC, dated February 1, 2007

99.1	Certain Relationships between Us BioEnergy Corporation and CHS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION

/s/ Gregory S. Schlicht
Date: February 7, 2007	By:	Gregory S. Schlicht
	Its:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibits

10.1	Operating Agreement for Big River Resources Grinnell, LLC, dated February 1, 2007

99.1	Certain Relationships between Us BioEnergy Corporation and CHS, Inc.